As filed with the Securities and Exchange Commission on August 9, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

IRON MOUNTAIN INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23-2588479 (I.R.S. Employer Identification No.)

One Federal Street, Boston, Massachusetts 02110
(Address of Principal Executive Offices including zip code)

Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan
(Full title of the plan)

William L. Meaney

President and Chief Executive Officer

Iron Mountain Incorporated

One Federal Street

Boston, Massachusetts 02110

(617) 535-4766
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

William J. Curry, Esq.
Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
(617) 338-2800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company.  See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	8,000,000	$43.79	$350,320,000	$38,219.92

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of Iron Mountain Incorporated (the “Company” or “Registrant”) common stock, par value $0.01 per share (“Common Stock”), that become issuable under the Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan (the “2014 Plan”) by reason of any stock dividend, stock split, reclassification, recapitalization, spin-off or any other similar transaction that results in an increase in the number of shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low prices of Common Stock on August 3, 2021, as reported on the New York Stock Exchange.

(3)	Rounded up to the nearest penny.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed to register 8,000,000 shares of common stock of Iron Mountain Incorporated (the “Registrant” or the “Company”), par value $0.01 per share, reserved for issuance under the Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan, as amended (the “Plan”), pursuant to an amendment approved on May 12, 2021 by stockholders owning a majority in voting interest of the Company’s voting capital stock at the Company’s 2021 Annual Stockholders’ Meeting.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to participants in the Plan, as specified by Rule 428(b)(1) of the Securities Act. Such documents will not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by the Registrant, are incorporated by reference in this Registration Statement:

(1)	the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on February 24, 2021 (including the exhibits thereto);

(2)	the portions of the Definitive Proxy Statement on Schedule 14A for the 2021 Annual Meeting of Stockholders filed on April 2, 2021 that are incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2020;

(3)	all other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above; and

(4)	the description of the Registrant’s Common Stock contained in the Registrant’s Current Report on Form 8-K, and Exhibit 4.1 thereto, filed with the Commission on January 21, 2015, and including all further amendments and reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the Commission), subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 102 of the Delaware Corporation Law permits a corporation to include a provision in its Certificate of Incorporation eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages for certain breaches of the director's fiduciary duty, except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) the payment of unlawful dividends or unlawful stock repurchases or redemptions or (4) transactions from which the director received an improper personal benefit.

Section 145 of the Delaware Corporate Law (“Section 145”) authorizes a corporation to indemnify its directors, officers, employees and agents against certain liabilities (including attorney's fees, judgments, fines and expenses) they may incur in their capacities as such in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors and officers have a right to indemnification against expenses where they have been successful on the merits or otherwise in defense of such actions. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 also authorizes a corporation to advance expenses incurred in defending such actions, suits or proceedings in advance of their final disposition. Section 145 empowers the corporation to purchase and maintain insurance on behalf of any directors, officers, employees and agent, against any liability asserted against such person and incurred by such person in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

The Company’s Certificate of Incorporation includes provisions eliminating the personal liability of the Company’s directors to the fullest extent permitted by Delaware Corporate Law, and the Company’s Bylaws include provisions indemnifying the Company’s directors and officers to the fullest extent permitted by Delaware Corporate Law.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

EXHIBIT NO.	DESCRIPTION
4.1	Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on June 26, 2014, as corrected by the Certificate of Correction of the Company filed with the Secretary of State of the State of Delaware on June 30, 2014. (Incorporated by reference to Annex B-1 to the Iron Mountain Incorporated Proxy Statement for the Special Meeting of Stockholders, filed with the Securities and Exchange Commission on December 23, 2014, File No. 001-13045.)

4.2	Certificate of Merger, filed by the Company, effective as of January 20, 2015. (Incorporated by reference to the Company’s Current Report on Form 8-K dated January 21, 2015, File No. 001-13045.)

4.3	Bylaws of the Company. (Incorporated by reference to the Company’s Current Report on Form 8-K dated May 17, 2021, File No. 001-13045.)

4.4	Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan. (Incorporated by reference to Annex C to the Iron Mountain Incorporated Proxy Statement for the Special Meeting of Stockholders, filed with the Securities and Exchange Commission on December 23, 2014, File No. 001-13045.)

4.5	Third Amendment to the Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan. (Incorporated by reference to Annex A to the Iron Mountain Incorporated Proxy Statement for the Special Meeting of Stockholders, filed with the Securities and Exchange Commission on April 2, 2021, File No. 001-13045.)

5.1	Opinion of Sullivan & Worcester LLP. (Filed herewith.)

23.1	Consent of Sullivan & Worcester LLP. (Included in Exhibit 5.1.)

23.2	Consent of Deloitte & Touche LLP. (Filed herewith.)

24.1	Power of Attorney. (Included on the signature page to this Registration Statement.)

Item 9.	Undertakings.

The Company hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby further undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on August 9, 2021.

IRON MOUNTAIN INCORPORATED

By:	/s/ William L. Meaney
William L. Meaney
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Iron Mountain Incorporated, hereby severally constitute and appoint William L. Meaney, Barry Hytinen and Deborah Marson, and each of them acting singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments, including any post-effective amendments, to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming our signatures to said amendments to the Registration Statement signed by our said attorneys-in-fact and all else that said attorneys-in-fact may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ William L. Meaney	President, Chief Executive Officer and Director	August 9, 2021
William L. Meaney	(Principal Executive Officer)

/s/ Barry Hytinen	Executive Vice President and Chief Financial Officer	August 9, 2021
Barry Hytinen	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jennifer Allerton	Director	August 9, 2021
Jennifer Allerton

/s/ Pamela Arway	Director	August 9, 2021
Pamela Arway

/s/ Clarke H. Bailey	Director	August 9, 2021
Clarke H. Bailey

/s/ Kent P. Dauten	Director	August 9, 2021
Kent P. Dauten

/s/ Monte Ford	Director	August 9, 2021
Monte Ford

/s/ Per-Kristian Halvorsen	Director	August 9, 2021
Per-Kristian Halvorsen

/s/ Robin L. Matlock	Director	August 9, 2021
Robin L. Matlock

/s/ Wendy J. Murdock	Director	August 9, 2021
Wendy J. Murdock

/s/ Walter C. Rakowich	Director	August 9, 2021
Walter C. Rakowich

/s/ Doyle R. Simons	Director	August 9, 2021
Doyle R. Simons

/s/ Alfred J. Verrecchia	Director	August 9, 2021
Alfred J. Verrecchia

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
4.1	Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on June 26, 2014, as corrected by the Certificate of Correction of the Company filed with the Secretary of State of the State of Delaware on June 30, 2014. (Incorporated by reference to Annex B-1 to the Iron Mountain Incorporated Proxy Statement for the Special Meeting of Stockholders, filed with the Securities and Exchange Commission on December 23, 2014, File No. 001-13045.)

4.2	Certificate of Merger, filed by the Company, effective as of January 20, 2015. (Incorporated by reference to the Company’s Current Report on Form 8-K dated January 21, 2015, File No. 001-13045.)

4.3	Bylaws of the Company. (Incorporated by reference to the Company’s Current Report on Form 8-K dated May 17, 2021, File No. 001-13045.)

4.4	Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan. (Incorporated by reference to Annex C to the Iron Mountain Incorporated Proxy Statement for the Special Meeting of Stockholders, filed with the Securities and Exchange Commission on December 23, 2014, File No. 001-13045.)

4.5	Third Amendment to the Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan. (Incorporated by reference to Annex A to the Iron Mountain Incorporated Proxy Statement for the Special Meeting of Stockholders, filed with the Securities and Exchange Commission on April 2, 2021, File No. 001-13045.)

5.1	Opinion of Sullivan & Worcester LLP. (Filed herewith.)

23.1	Consent of Sullivan & Worcester LLP. (Included in Exhibit 5.1.)

23.2	Consent of Deloitte & Touche LLP. (Filed herewith.)

24.1	Power of Attorney. (Included on the signature page to this Registration Statement.)